                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _

                                   ----------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        31-0838515
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

    100 EAST BROAD STREET, COLUMBUS, OHIO                   43271-0181
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
          ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

                               VISTEON CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                 38-3519512
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

5500 AUTO CLUB DRIVE
DEARBORN, MICHIGAN                                       48126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                                 DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
          GUARANTEES OF PREFERRED SECURITIES OF VISTEON CAPITAL TRUST I
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS
            TO THE TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not Applicable.

            9.    Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of March, 2002.

                     BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE


                     BY  /S/SANDRA L. CARUBA
                         -------------------------------------
                         SANDRA L. CARUBA
                         FIRST VICE PRESIDENT

*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                                                       EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                               March 11, 2002

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Visteon Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,


                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                    BY:  /S/SANDRA L. CARUBA
                                       -----------------------------------------
                                         SANDRA L. CARUBA
                                         FIRST VICE PRESIDENT

                                                                       EXHIBIT 7

Legal Title of Bank:                Bank One Trust Company, N.A.        Call Date: 12/31/01     State #:  391581      FFIEC 041
Address:                            100 Broad Street                    Vendor ID:  D           Cert #:  21377        Page RC-1
City, State  Zip:                   Columbus, OH 43271                  Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                          DOLLAR AMOUNTS IN
                                                                                                              THOUSANDS       C300
                                                                                                              ---------       ----
ASSETS
1       Cash and balances due from depository institutions (from Schedule
        RC-A):                                                                                      RCON
        a. Noninterest-bearing balances and currency and coin(1) .................................  0081         285,199      1.a
        b. Interest-bearing balances(2) ..........................................................  0071               0      1.b
2       Securities
        a. Held-to-maturity securities(from Schedule RC-B, column A) .............................  1754               0      2.a
        b. Available-for-sale securities (from Schedule RC-B, column D) ..........................  1773             336      2.b
3       Federal funds sold and securities purchased under agreements to resell ...................  1350       1,466,628      3.
4       Loans and lease financing receivables: (from Schedule RC-C):                                RCON
        a. Loans and leases held for sale ........................................................  5369               0      4.a
        b. Loans and leases, net of unearned income ..............................................  B528         195,551      4.b
        c. LESS: Allowance for loan and lease losses .............................................  3123             292      4.c
        d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ...........  B529         195,259      4.d
5       Trading assets (from Schedule RC-D) ......................................................  3545               0      5.
6       Premises and fixed assets (including capitalized leases) .................................  2145          13,065      6.
7       Other real estate owned (from Schedule RC-M) .............................................  2150               0      7.
8       Investments in unconsolidated subsidiaries and associated
        companies (from Schedule RC-M) ...........................................................  2130               0      8.
9       Customers' liability to this bank on acceptances outstanding .............................  2155               0      9.
10      Intangible assets
        a.  Goodwill .............................................................................  3163               0     10.a
        b.  Other intangible assets (from Schedule RC-M) .........................................  0426           9,224     10.b
11      Other assets (from Schedule RC-F) ........................................................  2160         250,027     11.
12      Total assets (sum of items 1 through 11) .................................................  2170       2,219,738     12.

(1)   Includes cash items in process of collection and unposted debits.

(2)   Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One Trust Company, N.A.        Call Date:  12/31/01    State #:  391581       FFIEC 041
Address:                            100 East Broad Street               Vendor ID:  D           Cert #"  21377         Page RC-2
City, State  Zip:                   Columbus, OH 43271                  Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                                DOLLAR AMOUNTS IN
                                                                                                    THOUSANDS
                                                                                                    ---------
LIABILITIES
13.     Deposits:

        a. In domestic offices (sum of totals of columns A and C                         RCON
           from Schedule RC-E) ...............................................           2200       1,957,028       13.a
           (1) Noninterest-bearing(1) ........................................           6631       1,378,041       13.a1
           (2) Interest-bearing ..............................................           6636         587,987       13.a2
        b. Not applicable
14.     Federal funds purchased and securities sold under agreements
        to repurchase ........................................................      RCFD 2800               0       14.
15.         Trading Liabilities(from Schedule RC-D) ..........................      RCFD 3548               0       15.
16.     Other borrowed money (includes mortgage indebtedness and
        obligations under capitalized leases) (from Schedule RC-M) ...........           3190               0       16.
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding .............           2920               0       18.
19.     Subordinated notes and debentures (2) ................................           3200               0       19.
20.     Other liabilities (from Schedule RC-G) ...............................           2930          72,264       20.
21.     Total liabilities (sum of items 13 through 20) .......................           2948       2,029,292       21.
22.     Minority interest in consolidated subsidiaries .......................           3000               0       22.
EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus ........................           3838               0       23.
24.     Common stock .........................................................           3230             800       24.
25.     Surplus (exclude all surplus related to preferred stock) .............           3839          45,157       25.
26.     a. Retained earnings .................................................           3632         144,485       26.a
        b. Accumulated other comprehensive income (3) ........................           B530               4       26.b
27.     Other equity capital components (4) ..................................           A130               0       27.
28.     Total equity capital (sum of items 23 through 27) ....................           3210         190,446       28.
29.     Total liabilities, minority interest, and equity
        capital (sum of items 21, 22, and 28) ................................           3300       2,219,738       29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2000

                N/A                        Number
                RCFD 6724                    M.1.

1   = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2   = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3   = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5   = Review of the bank's financial statements by external auditors

6   = Compilation of the bank's financial statements by external auditors

7   = Other audit procedures (excluding tax preparation work)

8   = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.